UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: December 4, 2006
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 (832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)-(c), (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Press Release

Item 5.02(b)-(c), (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(c) On December 4, 2006, the Board of Directors of Anadarko Petroleum Corporation (the “Company”) elected Karl F. Kurz as Chief Operating Officer of the Company. Mr. Kurz, 45, previously served as Senior Vice President, North America Operations, Midstream & Marketing since August 2006. Prior to that time, he served as Senior Vice President, Marketing and General Manager, U.S. Onshore from 2005 to August 2006. From 2003 to 2005 he served as Vice President, Marketing and was Manager, Energy Marketing from 2001 to 2003. He joined Anadarko’s marketing department in 2000. Prior to joining the Company, he worked for Vastar Resources in the marketing department from 1995 to 2000.
(b) In connection with the Company’s restructuring resulting from its recent acquisitions of Kerr-McGee Corporation and Western Gas Resources, Inc., Mark L. Pease, Senior Vice President, E&P Technology & Services, will be leaving the Company effective December 31, 2006.
(e) In connection with Mr. Pease’s departure from the Company, and in recognition of his valuable contributions to the Company during his 27 years of service at Anadarko, on December 11, 2006 the Company’s Board of Directors approved a severance package for Mr. Pease under the Company’s Officer Severance Plan that includes the following payments and benefits:
•	a severance amount comprised of (i) 2.5 times Mr. Pease’s base salary for 2006 and an amount equal to Mr. Pease’s bonus target of 95% of base salary ($1,638,750), (ii) a prorated bonus for 2006 ($451,250), and (iii) a lump sum equal to the present value of his retiree life insurance policy ($205,865);

•	pursuant to the terms of Mr. Pease’s restricted stock agreements, all of Mr. Pease’s restricted stock will vest;

•	pursuant to the terms of Mr. Pease’s performance unit agreements, Mr. Pease will receive the target level of performance shares;

•	the vesting of all of Mr. Pease’s outstanding stock options will be accelerated, and Mr. Pease will have three months from his date of termination to exercise such options;

•	continuation of medical and dental coverage at active employee rates for six months (with COBRA costs covered by the Company after that date for 18 months or until Mr. Pease secures other employment, whichever is earlier);

•	eligibility under the Company’s Retirement Plan to commence receipt of pension benefits on or after June 1, 2011 at subsidized early retirement rates available to all employees severed as a part of the existing post-merger integration and severance plan;

•	a standard lump sum payment for unused 2006 vacation and accrued 2007 vacation; and

•	all Company perquisites will continue until December 31, 2006.
Payment of the above severance amount is conditioned upon Mr. Pease’s execution of a Termination Agreement and Release of All Claims.

Item 7.01 Regulation FD Disclosure
On December 11, 2006, the Company issued a press release providing an overview of the Company’s operating and financial expectations for 2007, which will be reviewed at its investor conference to be held on December 12. The investor conference presentations, including both audio and slides, will be available online at www.anadarko.com beginning at 7:00 a.m. (Central time) on December 12, and will be available after the conference until December 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this report.
The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     99.1 Anadarko Press Release, dated December 11, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
December 11, 2006	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Exhibit Index

Exhibit No.	Document
99.1	Anadarko Press Release, dated December 11, 2006.